                                                                 EXHIBIT 10.8(d)

                                                                  Execution Copy

                               PLEDGE AGREEMENT
                               ----------------

     THIS AGREEMENT is made as of the 2nd day of May, 2000 by and between FASTFIRM LIMITED (the "Pledgor") and MCI WORLDCOM GLOBAL NETWORKS U.S., INC., a Delaware corporation ("MCI WorldCom"), on behalf of itself and MCI WorldCom Global Networks Limited ("Networks Limited").

                                  WITNESSETH:
                                  ----------

     WHEREAS, MCI WorldCom, MCI WorldCom Global Networks Limited ("MCI Global") (formerly MFS CableCo (Bermuda) Limited) and Telemonde International Bandwidth Limited ("TIBL") (formerly "Equitel Bandwidth Limited") are parties to a Transmission Capacity Agreement dated 24 December 1998 (as the same may be amended, the "First Capacity Agreement");

     WHEREAS, TIBL, MCI WorldCom and MCI Global are parties to a Transmission Capacity Agreement dated March 31, 1999 (as the same may be amended, the "Second Capacity Agreement");

     WHEREAS, TIBL is in breach of various provisions in both the First
Capacity Agreement and the Second Capacity Agreement including breach of payment obligations and MCI WorldCom has agreed, pursuant to a Standstill Letter (the "Standstill Letter") dated December 31, 1999 from MCI WorldCom and MCI Global to the Telemonde Companies (as defined therein), to defer demanding immediate payment subject to various conditions including, among other things, (i) each of the Telemonde Subsidiaries (as defined below) entering into a Guarantee in substantially the form attached hereto as Exhibit A (collectively, the "Subsidiaries' Guarantees"); and (ii) Telemonde, Inc. a Delaware corporation ("Telemonde") entering into a Guarantee in substantially the form attached hereto as Exhibit B (the "Parent Guarantee"). The First Capacity Agreement, the Second Capacity Agreement, the Standstill Letter, the Subsidiaries' Guarantees and the Parent Guarantee are hereinafter referred to collectively as the "Agreements"; and

     WHEREAS, in order to induce MCI WorldCom and Networks Limited to defer demanding immediate payment under the First Capacity Agreement and the Second Capacity Agreement and to partially secure the payment obligations of each of the parties (other than MCI WorldCom) to the Agreements (collectively, the "Obligations"), the Pledgor has agreed to pledge 9,917,356 shares of Common Stock of Telemonde to MCI WorldCom.

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto hereby agree as follows:

     1.  Definitions.  In addition to the words and terms defined elsewhere in
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this Agreement, the following words shall be defined as set forth below:
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          (a)   "Code" shall mean the New York Uniform Commercial Code as
amended from time to time.

          (b)   "Obligations" shall have the meaning set forth in the Recitals.

          (c) "Event of Default" shall mean the failure of any party to the Agreements (other than MCI WorldCom) to fulfill any of the Obligations under any of the Agreements as and when due, or the insolvency of any of Telemonde or the Telemonde Subsidiaries, or filing of a petition under the Bankruptcy Code of 1978 or seeking of other relief under any other bankruptcy, insolvency or similar law with respect to Telemonde or any of the Telemonde Subsidiaries.

          (d) "Shares" shall mean the 9,917,356 shares of Common Stock of Telemonde owned by the Pledgor, and all cash, stock and other dividends paid upon the Shares, all securities received in addition to or in exchange for the Shares, and all rights to subscribe for securities incident to the Shares.

          (e)   "Telemonde" means Telemonde, Inc., a Delaware corporation.

          (f) "Telemonde Subsidiaries" shall mean those entities party to the Subsidiaries' Guarantee set forth on Schedule I hereto.

     2.   Pledge. As security for the Obligations, the Pledgor shall have, and
          ------
the Pledgor hereby grants to and creates in favor of MCI WorldCom, a security interest under the Code in and to the Shares.

     3.   Stock Powers. Simultaneously with the execution of this Agreement, the
          ------------
Pledgor has delivered to and deposited with MCI WorldCom (i) the Shares, and
(ii) a stock power in form sufficient to transfer the Shares duly endorsed by the Pledgor. MCI WorldCom shall not cause the Shares to be transferred into its name except upon the occurrence of an Event of Default.

     4.   Representations. The Pledgor hereby represents and warrants to MCI
          ---------------
WorldCom as follows:

     a.   No Liens or Prior Pledges. The Pledgor has not granted any other
          -------------------------
security interest in or made any prior pledges of any of the Shares, and the Shares will be, upon the Pledgor's pledge thereof, free of all security interests, security entitlements, liens, encumbrances and adverse claims other than in favor of MCI WorldCom.

     b.   No Conflicts. The execution, delivery and performance of this
          ------------
Agreement by the Pledgor will not result in a default under any contract, agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound or a violation of any law, judgment, order or decree applicable to the Pledgor.

     c.   Shares. The Shares are free of any restriction on alienation or
          ------
transfer other than

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

pursuant to this Agreement and applicable securities laws.

     d.    First Priority Perfected Security Interest. Upon execution hereof and
           ------------------------------------------
delivery of the Shares to MCI WorldCom in New York, MCI WorldCom shall have a first priority perfected security interest in and to the Shares.

     e.    Title. The Pledgor is the sole legal and beneficial owner of, and has
           -----
good and marketable title to, the shares. There are no outstanding rights, options, warrants, conversion rights or other commitments or agreements for the purchase or acquisition of any of the Shares.

     f.    Certificated Shares. The Shares are represented by certificates.
           -------------------

     g.    Consents. All necessary consents of third parties to the pledge by
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the Pledgor under this Agreement have been obtained.

     h.    Operations. The Pledgor has not taken any of the actions set forth in
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Section 5(e) below.

     5.    Covenants. The Pledgor hereby covenants and agrees to and with MCI
           ---------
WorldCom as follows:

     a.    Protection of Collateral. The Pledgor will faithfully preserve and
           ------------------------
protect MCI WorldCom's security interest in the Shares and will do all such other acts and things and will execute and deliver all such other documents and instruments, including without limitation further pledges and assignments with respect to the Shares, as MCI WorldCom in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect said security interest.

     b.    No Other Pledge or Liens. The Pledgor shall not pledge or grant a
           ------------------------
security interest in any of the Shares to any third party, and shall maintain the Shares free and clear of any liens, encumbrances or security interests of any third party and defend the Shares against any adverse claims.

     c.    No Transfers. Without the prior written consent of MCI WorldCom, the
           ------------
Pledgor shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, the Shares.

     d.    Dividends, Exchanges, etc. The Pledgor agrees to deliver to and
           -------------------------
deposit with MCI WorldCom in pledge, forthwith upon his receipt thereof at any time, to be held by MCI WorldCom under and subject to the terms of this Agreement, all stock dividends received by such Pledgor and paid upon the Shares and all securities received in addition to or in exchange for the Shares.

     e.    Restriction on Operations. The Pledgor agrees that it shall not:
           -------------------------
           (i) directly or indirectly create, incur, assume or suffer to exist any indebtedness;

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

          (ii) make any loan or advance to, guarantee or otherwise become contingently liable with respect to the obligations, stock or dividends of, or own or acquire any stock or other securities of, any other person, other than the Shares;

         (iii) merge or consolidate with or into any other person; or

          (iv) directly or indirectly engage in any business or enter into any transaction other than as contemplated by this Agreement.

     6.   Default. If any one or more of the Events of Default shall occur and
          -------
be continuing or shall exist, then, and in any such event, MCI WorldCom shall have such rights and remedies with respect to the Shares or any part thereof and the proceeds thereof as are provided by the Code and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement, including without limitation, to the extent not inconsistent with the provisions of the Code, the right to (a) transfer into MCI WorldCom's name or into the name of its nominee or nominees any or all of the Shares and thereafter to receive all cash dividends or other cash payments made on account of the Shares, vote the Shares, give all consents, waivers and ratifications in respect thereof, and otherwise act with respect thereto as though it were the absolute owner thereof, and (b) subject to any agreements between the Pledgor and Telemonde, sell all or any the Shares at public or private sale, without prior notice to the Pledgor or any other person, except as otherwise required by law (and if notice is required by law, after ten days' prior written notice), at such place or places and at such time or times and upon such terms, whether for cash or on credit, and in such manner as MCI WorldCom may determine, and apply the proceeds so received, first to the payment of the reasonable costs and expenses incurred by MCI WorldCom in connection with such sale, including without limitation reasonable attorneys' fees and legal expenses, second to the repayment of all amounts then due and unpaid on the Debt, whether on account of principal or interest or otherwise, as MCI WorldCom in its sole discretion may elect, and then to pay the balance, if any, as required by law.

     5.   Termination. Upon payment in full of the Obligations, this Agreement
          -----------
shall terminate and be of no further force and effect. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

     6.   Waiver. No failure to delay on the part of MCI WorldCom in exercising
          ------
any right, power or privilege hereunder shall operate as a waiver thereof or of any other right, power or privilege of MCI WorldCom hereunder, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of MCI WorldCom under this Agreement are cumulative and not exclusive of any rights or remedies which he may otherwise have.

     7.   Notice. All notices, offers, acceptances, waivers and other
          ------
communications by a party under this Agreement shall be in writing, delivered by hand or mailed by registered or certified mail, return receipt requested or by Federal Express or other courier service, to the other party hereto addressed to the following addresses:

     Section 9.   Addresses for Notices.
                  ---------------------

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

     All notices, demands or other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telecopied or delivered to the Pledgor as follows:

     Fastfirm Limited
     7-10 Chandos Street
     Cavendish Square
     London W1M 9DE
     England
     Attention:
               -------------------------------------
     Facsimile:
               -------------------------------------

and to MCI WorldCom as follows:

     MCI WorldCom Global Networks U.S., Inc.
     c/o MCI WorldCom Limited
     14 Gray's Inn Road
     London WC1X 8HN
     Attention: General Counsel
                Copied to Account Manager (EquiTel)

     Facsimile: 020 7750 3993

or to a party at such other address as such party, by notice to the other, may designate from time to time. All notices delivered hereunder shall be deemed delivered and received (i) if sent via facsimile, on the date of transmission evidenced by a receipt, (ii) if by hand, upon actual delivery, and (iii) if by air courier, the next day.

     8.   Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties relating to the subject matter hereof and supersedes all prior oral or written understandings in this regard. This Agreement may not be modified or amended except by a writing signed by both parties hereto.

     9.   Governing Law. This Agreement shall be deemed to be a contract under
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the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

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

        IN WITNESS THEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                    MCI WORLDCOM GLOBAL NETWORKS
                                                    U.S., INC.

                                                    By: /S/ David Myers
                                                        ----------------------
                                                    Name:
                                                    Title:

                                                    FASTFIRM LIMITED

                                                    By: /S/ Rai Hamilton
                                                        -----------------------
                                                    Name:
                                                    Title: CHAIRMAN


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

                                                                      Schedule I

                        Subsidiaries of Telemonde, Inc.
                        -------------------------------

Telemonde Investments Limited
TGA (UK) Limited
Telecities Limited
Telemonde Networks Limited
telemonde.net, S.A.
EquiTel Communications Limited
Equitel Card Services Limited
Teleroute Limited
Telesource Limited
Desert Telecommunications Services, LLC
Telemonde International Bandwidth Limited
Telemonde Bandwidth (Bermuda) Limited
Telemonde International Bandwidth (Bermuda) Limited